Exhibit 99.2

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Elise Wang
Vice President, Investor Relations
(415) 616-8571

PRESS RELEASE

Williams-Sonoma, Inc. announces a 10% dividend increase

and a stock repurchase authorization increase to $500 million

San Francisco, CA, March 14, 2018 – Williams-Sonoma, Inc. (NYSE: WSM) announced today that its Board of Directors has authorized a 10% increase in the company’s quarterly cash dividend to $0.43 per share. The quarterly dividend is payable on May 25, 2018, to stockholders of record as of the close of business on April 27, 2018. Additionally, the Board of Directors increased the amount available for repurchases under its existing stock repurchase program to $500 million.

Laura Alber, President and Chief Executive Officer, commented, “We value the continued support that our shareholders have shown to our company. Thanks to the hard work of our associates, we have consistently delivered profitable growth and strong cash flow. And once again, we are able to increase our quarterly dividend and stock repurchase program to further enhance returns to our shareholders.”

The increase to the stock repurchase program is effective as of March 14, 2018. As of January 28, 2018, there was approximately $214 million remaining for future repurchases under the company’s stock repurchase authorization. The company’s stock repurchase program authorizes the purchase of the company’s common stock through open market and privately negotiated transactions, including through an accelerated repurchase program, at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: the timing and amounts of our quarterly cash dividends; the timing and amounts of our stock repurchase program; our commitment to return capital to stockholders; and our ability to generate cash.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for the fourth quarter of fiscal 2017 and as audited year-end financial statements are prepared; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2017 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and retail stores. Williams-Sonoma, Inc. currently operates in the U.S., Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East, the Philippines and South Korea, and stores and e-commerce websites in Mexico. In Q4 2017, Williams-Sonoma, Inc. acquired Outward, Inc., a leading 3-D imaging and augmented reality platform for the home furnishings and décor industry.

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